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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 18, 2005, with respect to the consolidated financial statements of Visant Holding Corp. (formerly Jostens Holding Corp.) and subsidiaries and Visant Corporation (formerly Jostens IH Corp.) and subsidiaries included in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-126002) and related Prospectus of Visant Holding Corp. dated on or about December 6, 2005.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
December 6, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm